Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David S. Haffner, Karl G. Glassman, Matthew C. Flanigan and John G. Moore, and each of them (with full power to each of them to act alone) severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and to sign on his or her behalf and in his or her name, place and stead, (individually and in all capacities) a Registration Statement on Form S-3, and in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to a Registration Statement on Form S-3 for the registration of debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts, rights, units and/or other securities, and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for any offering contemplated by such Registration Statement, and to file the Registration Statement(s), with exhibits and any and all other documents and instruments filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority in the name and on behalf of each of the undersigned to do and to perform each and every act and thing requisite and necessary or advisable to be done in order to effectuate the same as fully as to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and/or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed below by the following persons in the capacities indicated on the 25th day of February, 2015.

Signature	Title

/s/ David S. Haffner David S. Haffner	Board Chair & Chief Executive Officer, Director (Principal Executive Officer)

/s/ Matthew C. Flanigan Matthew C. Flanigan	Executive Vice President & Chief Financial Officer, Director (Principal Financial Officer)

/s/ William S. Weil William S. Weil	Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Robert E. Brunner Robert E. Brunner	Director

/s/ Ralph W. Clark Ralph W. Clark	Director

/s/ Robert G. Culp, III Robert G. Culp, III	Director

/s/ R. Ted Enloe, III R. Ted Enloe, III	Director

/s/ Manuel A. Fernandez Manuel A. Fernandez	Director

/s/ Richard T. Fisher Richard T. Fisher	Vice Chair and Lead Director

/s/ Karl G. Glassman Karl G. Glassman	Director

/s/ Joseph W. McClanathan Joseph W. McClanathan	Director

/s/ Judy C. Odom Judy C. Odom	Director

/s/ Phoebe A. Wood Phoebe A. Wood	Director